SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2005

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On June 3, 2005, Microtune, Inc. (the “Company”) completed its purchase of certain assets (the “TFS Asset Purchase”) from Three-Five Systems, Inc., a Delaware corporation (“TFS-Parent”), pursuant to that certain Asset Purchase Agreement (the “2005 Asset Purchase Agreement”), by and between the Company, Microtune (Texas), L.P., a Texas limited partnership and subsidiary of the Company (“Microtune L.P.”), Three-Five Systems Pacific, Inc., a Philippine corporation and subsidiary of TFS-Parent (“TFS”), and TFS-Parent which was entered into on May 25, 2005 (and previously reported on the Company’s Current Report on Form 8-K filed May 31, 2005). Pursuant to the terms of the 2005 Asset Purchase Agreement, Microtune L.P. agreed to purchase from TFS-Parent certain inventory, raw materials, work in process and finished goods for use in the manufacture of the Company’s radio frequency subsystem-level solutions.

As a condition to the closing of the TFS Asset Purchase, on June 3, 2005, the parties entered into a certain Termination and Mutual Release (the “Release”) whereby the TFS Manufacturing Agreement by and between the Company and TFS-Parent dated as of March 27, 2003 (which governed the manufacture of the Company’s tuner modules and other products) was terminated as of the date of the Release and the parties further released each other from all liabilities, obligations and claims arising out of their former business relationship.

Pursuant to a certain Manufacturing Agreement dated as of May 24, 2005 by and between Microtune L.P. and Ionics EMS, Inc. (“Ionics”) (and previously reported on the Company’s Current Report on Form 8-K filed May 31, 2005), Ionics will replace TFS as the Company’s manufacturing partner.

The Company intends to file a copy of the 2005 Asset Purchase Agreement and the Release as exhibits to its upcoming quarterly report on Form 10-Q for the quarter ending June 30, 2005.

ITEM 7.01. REGULATION FD DISCLOSURE.

On June 6, 2005, Microtune, Inc. (the “Company”) issued a press release announcing its Mobile MicroTuner MT2260, a single chip, multi-band silicon tuner which enables television reception on handheld devices using the DVB-H standard. The Company intends to present additional information related to the MT2260 and the handheld television market during a related conference call and webcast to be held on June 6, 2005 at 9:00 A.M. Central Time/10:00 A.M. Eastern Time. A replay of the conference call and webcast will be available on the Company’s website through July 6, 2005.

The information in this Item 7.01 and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 99.1: Press release, dated June 6, 2005, announcing the Company’s Mobile MicroTuner MT2260 silicon tuner for TV on handheld devices.

Exhibit 99.2: Microtune, Inc. Presentation: Microtune Perspective: The Handheld Digital TV Market - Mobile MicroTuner MT2260 Single-Chip, Multi-Band Tuner for Battery-Powered Devices, dated June 6, 2005.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ James A. Fontaine
James A. Fontaine Chief Executive Officer

Date: June 6, 2005